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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549
                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                         Date of Report: April 21, 2004
                        (Date of earliest event reported)

                      INTREPID TECHNOLOGY & RESOURCES, INC.
                      -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Idaho                       000-30065                   82-0230842
         -----                       ---------                   ----------
(State of Incorporation)        (Commission File No.)        (I.R.S. Employer
                                                            Identification #

                 501 Broadway Suite 200 Idaho Falls, Idaho 83402

            (Address and Zip Code of the Principal Executive Offices)

        Registrant's telephone number including area code: (208) 529-5337
                       FKA: IRON MASK MINING COMPANY, INC.
                       -----------------------------------
                    656 Cedera Street, Ponderay, Idaho 83852.
                    -----------------------------------------
                            (Former Name and Address)


                                 (208) 529-5337
           ----------------------------------------------------------
               (Registrants telephone number, including area code)


 Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934
    during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 20, 2004, the Company completed an Asset Purchase Agreement to purchase the assets of a natural gas vehicle fueling station and current customer base of a privately held distribution and marketing company, Wright Oil and Broadway Ford a natural gas joint venture, "(WOBF") located in south eastern Idaho.

WOBF is a compressed natural gas ("CNG") and cryogenic liquid natural gas ("LNG") processor and distributor whose clientele include Federal, commercial and municipal customers. The distribution plant is fully automated and operates on a computerized billing system with no attendant necessary at the locations. The processing plant brings the additional capability of compressing gas into cylinders that can be transported to any location requiring CNG. The purchase brings a sizeable new asset base to the Company and the WOBF operation will be accretive to earnings in 2004. Furthermore, this acquisition provides a substantial outlet for the Company's methane gas production expected to come online by late 2004.

The purchase, the first in a series of planned marketing events, provides the Company with distribution assets and the refining facilities necessary to further process and market their natural gas production in either LNG or CNG to a wide, and geographically diverse, range of customers. This purchase makes the Company a fully vertically integrated producer and distributor of methane gas and associated value added products.

The agreement, an arms length transaction, between the Company and WOBF was for the purchase of the natural gas filling station assets and current customer base for $25,000 cash and 500,000 shares of the Company's common stock. The agreement also includes a provision whereby and if WOBF is able to successfully transfer an existing $300,000 U.S. Department of Energy grant from the Idaho Department of Water Resources to the Company for facility upgrades, the Company will pay an additional $25,000 cash to WOBF. On April 20, 2004 the Company's common stock closed at a price of $.079 per share therefore the total value of the purchase if the grant payment is issued to the Company is $89,500. The purpose of the grant is to upgrade this existing facility to be able to store and dispense liquid natural gas as well as compressed gas. It is estimated that the facility upgrades will approximate in cost the full value of the $300,000 grant. Today the facility only dispenses compressed gas.

Intrepid Technology & Resources, Inc., is a premier technology application innovator of Biogas, bio-diesel and Ethanol products and services designed to assist in worldwide energy independence and reduce pollution (Green Energy). All of these are from renewable agriculture feedstock and industrial and agriculture waste materials.


                                       2
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The required unaudited pro forma financial statements will be prepared by the Company and filed in a Form 8-K/A on or within 60 days from April 26, 2004, the required date for filing the initial report on Form 8-K.



(c) Exhibits.
     99.1       Registrant's Press Release dated April 21, 2004
     99.2       Purchase Agreement


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        INTREPID TECHNOLOGY & RESOURCES, INC.
                                                      (Registrant)


Date:  April 23, 2004                   By:  /s/ Dr. Dennis D. Keiser, Chief
                                        Executive Officer & President


Date:  April 23, 2004                   By:  /s/ Dr. Jacob D. Dustin, Vice
                                        President, Secretary, and Treasurer


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                                 Exhibit Index
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
Exhibits     Description
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
  99.1       Registrant's Press Release dated April 21, 2004
  99.2       Purchase Agreement